Exhibit 10.1

Avista Corporation

2006 NEO Base Compensation Table

Name and Principal Position	Current Base Compensation	New Base Compensation
Gary G. Ely	$687,500	$715,000
Chairman of the Board, President and Chief Executive Officer
Malyn K. Malquist	$314,010	$325,000
Senior Vice President and Chief Financial Officer
Scott L. Morris	$302,500	$325,000
Senior Vice President
David J. Meyer	$240,000	$240,000
Vice President and Chief Counsel for Regulatory and Governmental Affairs
Karen S. Feltes	$219,090	$230,000
Senior Vice President of Human Resources and Corporate Secretary